Exhibit 10.20.2

Transphorm Inc.	115 Castilian Drive, Goleta, CA 93117	805-456-1300

May 21, 2015

SVB Financial Group
Attn: Treasury Department
3003 Tasman Drive, HA 200
Santa Clara, CA 95054

Re:
Warrant to Purchase Stock, by and between Transphorm, Inc. and Silicon Valley Bank, dated January 25, 2008, as amended (the “Jan. 2008 Warrant”), Warrant to Purchase Stock, by and between Transphorm, Inc. and Silicon Valley Bank, dated October 3, 2008 (the “Oct. 2008 Warrant”), Warrant to Purchase Stock, by and between Transphorm, Inc. and Silicon Valley Bank, dated April 15, 2009 (the “2009 Warrant”), and Warrant to Purchase Stock, by and between Transphorm, Inc. and Silicon Valley Bank, dated November 3, 2010 (the “2010 Warrant”), (collectively, the “Warrants”)

Dear Silicon Valley Bank:
We are pleased to announce that Transphorm, Inc. (“Transphorm”) is entering into a stock purchase agreement with Kohlberg Kravis Roberts & Co., L.P. and/or certain affiliates thereof (collectively, “KKR”), pursuant to which KKR will purchase, in one or more closings, preferred stock of Transphorm (the “Transaction”).
This letter is being delivered to Silicon Valley Bank (“SVB”) to officially notify SVB of the Transaction and to obtain an amendment to the Warrants. In connection with the Transaction, the preferred stock issuable upon the exercise of the Warrants will no longer exist. As such, this letter seeks to amend the Warrants so that immediately following the Transaction, the Warrant will be exercisable for shares of the Transphorm’s common stock, par value $0.001 per share (“Common Stock”).
By signing below, SVB hereby consents, effective upon the closing of the Transaction, that: (i) where the Jan. 2008 Warrant currently references “Class of Stock: Series A Preferred” on the first page, it shall hereby be replaced with “Class of Stock: Common Stock”, (ii) where the Oct. 2008 Warrant currently references “Class of Stock: Series A Preferred” on the first page, it shall hereby be replaced with “Class of Stock: Common Stock”, (iii) where the 2009 Warrant currently references “Class of Stock: Series B Preferred” on the first page, it shall hereby be replaced with “Class of Stock: Common Stock”, and (iv) where the 2010 Warrant currently reference “Class of Stock: Series C Preferred” on the first page, it shall hereby be replaced with “Class of Stock: Common Stock”. For purposes of clarity, all references to “Shares” in the Warrants will immediately following the Transaction refer to the Common Stock of Transphorm.

Additionally SVB hereby waives its rights under Section 1.7 of the 2009 Warrant and the 2010 Warrant in connection with the Transaction. SVB hereby waives any notice provisions in the Warrants not complied with hereunder in connection with the Transaction. Except as expressly modified by the terms of this consent, the Warrants shall remain in full force and effect in accordance with its terms.
Please indicate SVB’s consent and acknowledgement by signing two copies of this letter, returning one copy by email to Killian Nolan at knolan@wsgr.com, with the original signed copy to follow by mail by May 26, 2015 to Wilson Sonsini Goodrich & Rosati, Attn: Killian Nolan, 650 Page Mill Road, Palo Alto, CA 94304. Please keep the other signed copy for your records. If the initial closing of the Transaction is not completed, this consent and acknowledgement will be of no force and effect.
We are extremely excited about the contemplated Transaction and the opportunity to continue our relationship with you following completion of the Transaction. Should you have any questions regarding this request, please contact me at (805) 456-1300 x140 or scott.gibson@transphormusa.com. We look forward to your consent, and thank you for your cooperation in this matter.

Very truly yours,

/s/ Scott Gibson

Transphorm, Inc.
Name: Scott Gibson
Title: Chief Financial Officer

On behalf of SVB, I have read the foregoing, understand it and, by signing below, acknowledge and agree to the foregoing consent, affirmation and waiver.

SILICON VALLEY BANK

By:	/s/ Scott Newman

Name:	Scott Newman

Title:	Portfolio and Funding Manager

Dated:	5/21/2015